Exhibit 3.57(b)

AMENDMENT TO
BYLAWS FOR THE REGULATION, EXCEPT AS
OTHERWISE PROVIDED BY STATUTE OR ITS
ARTICLES OF INCORPORATION, OF
ASSOCIATE CLUBS PUBLICATIONS, INC.

The Bylaws of the Corporation are hereby amended by changing Article III, Section 2. Number of Directors, so that, as amended, said Article shall be and read as follows:

“The authorized number of Directors of the corporation shall be unlimited until changed until changed by amendment of the Articles or by a bylaw duly adopted by the shareholder amending this section. Directors need not be shareholders of the corporation.”

The Bylaws of the Corporation are hereby further amended by changing Article IV, Section 1. Officers, so that, as amended, said Article shall be and read as follows:

“The corporation shall have a President/Publisher, a Vice President/Editor in Chief, a Secretary and a Treasurer. Such officers shall be elected annually by the Board of Directors and each shall hold office until he shall resign or shall be removed or otherwise disqualified to serve and until his successor shall be elected.”

The Bylaws of the Corporation are hereby further amended by changing Article IV, Section 2. Other Officers, so that, as amended, said Article shall be and read as follows:

“The corporation may also have, in the discretion of the Board of Directors, a Chairman of the Board, and such other officer shall hold office for such terms and have such authority and perform such duties as the Board of Directors may from time to time specify, and shall hold office until they shall resign or shall be removed or otherwise disqualified to serve.”

This Amendment is made in the manner prescribed by the provisions of Section 78.320 through 78.335 of the General Corporation Law of Nevada and has been approved by the sole shareholder of the Corporation in a Consent in Lieu of Annual Meeting of Shareholder executed March 12,1998.

BYLAWS FOR THE REGULATION, EXCEPT AS
OTHERWISE PROVIDED BY STATUTE OR ITS
ARTICLES OF INCORPORATION, OF
ASSOCIATE CLUB PUBLICATIONS, INC.

ARTICLE I

Offices

Section 1.  Principal Office. The corporation will maintain offices for the transaction of business of the corporation at Four Metro Square, 2711 LBJ Freeway, Dallas, Texas 75234.

Section 2.  Other Offices. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE II

Meetings of Shareholders

Section 1.  Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation or at any other place which may be

(i) designated by the Board of Directors, or

(ii) consented to by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation, or

(iii) in the city of residence of any shareholder holding over 2/3 of the capital stock of the corporation.

Section 2.  Annual Meetings. The annual meeting of shareholders shall be on the 4th Monday of January in each year at 10:00 a.m.; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. At such meetings Directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the power of the shareholders.

Section 3.  Special Meetings. Special meetings of the shareholders, for any purpose whatsoever, may be called at any time either by the President or by the Board of Directors, to be held at such time as he or they may designate. In addition, one or more shareholders holding not less than one-fifth of the voting power of the corporation may call such a meeting by causing a written request to be sent by registered mail or delivered personally to the President, Vice President, or Secretary. The officer forthwith shall cause notice to be given as provided in the next section that a meeting will be held at a time, fixed by the officer, not less than ten (10) or more than sixty (60) days after the receipt of the request.

Section 4.  Notice of Meeting. The Secretary or his delegate shall, not less than ten (10) days prior to any meeting of shareholders, cause written notice of such meeting to be given to all shareholders entitled to vote thereat. If a shareholder gives no address, notice shall be deemed to have been duly given if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located.

The notice shall specify the place, the day and the hour of such meeting, and, in the case of a special meeting, the general nature of the business to be transacted. In addition, no action may be taken at any meeting on any of the following proposals unless the notice thereof specifies the general nature of the proposal: (a) a proposal to sell, lease, convey, exchange, transfer or otherwise dispose of all, or substantially all, of the property or assets of the corporation; (b) a proposal to merge or consolidate with another corporation, domestic or foreign; (c) a proposal to reduce the stated capital of the corporation; (d) a proposal to amend the Articles of Incorporation; (e) a proposal to wind up and dissolve the corporation; or (f) a proposal to adopt a plan of distribution of shares, securities or any other consideration other than money in the process of winding up.

Section 5.  Consent of Absentees. The transactions conducted at any meeting of shareholders, either annual or special, however called and noticed shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes to the meeting.

Section 6.  Quorum. The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7.  Voting. Unless a record date for voting purposes be fixed as provided in Section 1 of Article V of these bylaws only persons in whose names shares entitled to vote stand on the stock of shareholders shall be entitled to vote at such meeting. Except as otherwise provided by law or the Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Voting rights shall be non-cumulative. Except as herein or in the Articles of Incorporation otherwise provided, all corporate actions shall be determined by vote of a majority of the votes cast at a meeting of shareholders entitled to vote thereon. Such vote may be viva voce or by ballot; provided, however, that all elections for Directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.

Section 8.  Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation.

Section 9.  Adjourned Meetings and Notice Thereof. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

When any shareholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of any adjournment or of the business to be transacted at any adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 10.  Action Without Meeting. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the corporation; provided, however, that a meeting as provided herein shall be held for dissolution, transfer of all or substantially all of the assets of the corporation, or for merger or consolidation of the corporation with other corporations if same is required under applicable law.

ARTICLE III

Directors

Section 1.  Powers. Subject to limitations imposed by law or the Articles of Incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors. In the exercise of its powers, the Board may appoint an executive committee and other committees, and may delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal bylaws. The executive committee shall be composed of two or more directors.

Section 2.  Number of Directors. The authorized number of Directors of the corporation shall be not less than one nor more than five until changed by amendment of the Articles of Incorporation or by a bylaw duly adopted by the shareholders amending this section. Directors need not be shareholders of the corporation.

Section 3.  Election and Term of Office. The Directors shall be elected at the annual meetings of shareholders, but if any such annual meeting is not held or the Directors are not elected thereat, Directors may be elected at any special meeting of shareholders held for that purpose.

Directors shall hold office until the election and qualification of their respective successors.

Section 4.  Vacancies. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. If the entire Board of Directors resigns at one time, the shareholders shall in a reasonable time at a regular or special meeting, as provided herein, elect a new Board of Directors.

A vacancy in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any Directors, or if the authorized number of Directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any Director is elected, to elect the full authorized number of Directors to be voted for at that meeting.

The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the remaining Director or Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

Section 5.  Quorum. A majority of the authorized number of Directors shall be necessary to constitute a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law.

Section 6.  Place of Directors’ Meetings. Meetings of the Board of Directors shall be held at the principal office of the corporation, or at any place within or without the State of Texas which has been designated from time to time by resolution of the Board or by written consent of all of the Directors.

Section 7.  Regular Meetings. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organizing, electing officers, and transacting other business. No notice of such meeting need be given.

Section 8.  Special Meetings. Special meetings of the Board of Directors for any purpose or purposes shall be called by the President, or, if he is absent or unable or refuses to act, by any Vice-President, or by any two Directors.

Written notice of the time and place of special meetings shall be delivered personally to each Director, or sent to each Director by mail or other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation or, if it is not so shown and if it is not readily ascertainable, addressed to him at the city or place where the meetings of the Directors are regularly held. Notices mailed or telegraphed shall be deposited in the United States mail or delivered to the telegraph company at the place where the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting; and notices delivered personally shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting.

Section 9.  Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

Section 10.  Waiver of Notice: Consent to Meeting. The transactions conducted at any meeting of the Board of Directors, however called or noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors signs a waiver of notice or a consent to hold such a meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records and made a part of the minutes of the meeting.

Section 11.  Adjournment. A quorum of the Directors may adjourn to meet again at a set day and hour; and in the absence of a quorum a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Section 12.  Action without Meeting. Any action required or permitted to be taken by the Board to Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action, by written consent, shall have the same force and effect as a unanimous vote of such Directors.

Section 13.  Fees and Compensation. Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board, a fee or other remuneration, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, or employee or otherwise, and receiving compensation therefor.

Section 14.  Indemnification of Directors, Officers and Employees.

(a) When a person is sued, either alone or with others, because he is or was a Director, officer, or employee of the corporation, in any proceeding arising out of his alleged misfeasance or nonfeasance in the performance of his duties or out of any alleged wrongful act against the corporation or by the corporation, he shall be indemnified for his reasonable expenses, including attorneys’ fees incurred in the defense of the proceeding, if both of the following conditions exist:

(1)                                  The person sued is successful in whole or in part, or the proceeding against him is settled with the approval of the court; and

(2)                                  The court finds that his conduct fairly and equitable merits such indemnity.

The amount of such indemnity may be assessed against the corporation, its receiver, its trustee, or any other proper party, by the court in the same or in a separate proceeding and shall be so much of the expenses, including attorneys’ fees incurred in the defense of the action as the court determines and finds to be reasonable. Application for such indemnity may be made either by a person sued or by the attorney or other person rendering services to him in connection with the defense, and the court may order fees and expenses to be paid directly to the attorney or other person, although he is not a party to the proceeding. Notice of the application for such indemnity shall be served upon the corporation, its receiver, or its trustee, and upon the plaintiff and other parties to the proceeding. The court may also order notice to be given to the shareholders in the manner provided elsewhere in these bylaws for giving notice of shareholders’ meetings, in such form as the court directs.

(b) Notwithstanding the provisions of Subdivision (a) of this Section 14 the Board of Directors may authorize the corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against a present or former Director, officer or employee of the corporation in an action brought by a third party against such person (whether or not the corporation is joined as a party defendant) to impose a liability or penalty on such person for an act alleged to have been committed by such person while a Director, officer or employee, or by the corporation or by both; provided, the Board of Directors determines m good faith that such Director, officer or employee was acting in good faith within what he reasonably believed to be the scope of his employment or authority and for a purpose which he reasonably believed to be in the best interests of the corporation or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This Subdivision (b) does not apply to any action instituted or maintained in the right of the corporation by a shareholder or holder of a voting trust certificate representing shares of the corporation.

(c) The provisions of this Section 14 shall apply to the estate, executor, administrator, heirs, legatees or devisees of such person.

(d) The Board of Directors may, at its discretion, authorize the purchase of a policy or policies of insurance against any liability of the corporation to indemnify any person pursuant to this Section 14, containing such terms and conditions as the Board may deem appropriate. Such policy or policies may include provisions for the direct indemnification of directors, officers, or other persons, for expenses of a kind not subject to indemnification hereunder, provided the premiums on such combined policy are, in the judgment of the Board, fairly allocated between the corporation and the insured persons.

ARTICLE IV

Officers

Section 1.  Officers. The corporation shall have a President, one or more Vice Presidents, a Secretary and a Treasurer. Such officers shall be elected annually by the Board of Directors and each shall hold office until he shall resign or shall be removed or otherwise disqualified to serve and until his successor shall be elected.

Section 2.  Other Officers. The corporation may also have, in the discretion of the Board of Directors, a Chairman, of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and agents shall hold office for such terms and have such authority and perform such duties as the Board of Directors may from time to time specify, and shall hold office until they shall resign or shall be removed or otherwise disqualified to serve.

Section 3.  Removal and Resignation. Any officer or agent may be removed, either with or without cause, by a majority of the Directors at the time in office at any regular or special meeting of the Board or except in case of an office chosen by the Board of Directors by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer or agent may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the corporation. Any such resignation shall take effect as of the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.  Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

Section 5.  Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board to Directors.

Section 6.  President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board at all meetings of the Board of Directors. He shall be an ex officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of the President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors.

Section 7.  Vice President. In the absence or disability of the President, the Vice President in order of their rank as fixed by he Board of Directors, or if not ranked, the Vice President designated by the Board of Directors shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors.

Section 8.  Secretary. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and shareholders, with the time and place of holding, whether regular or special and if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each, the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these by-laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

Section 9.  Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any Director.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Board, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

ARTICLE V

Miscellaneous

Section 1. Record Date and Closing Stock Books. The Board of Directors may fix a time in the future as a record date for the deter-

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Board, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

ARTICLE V

Miscellaneous

Section 1.  Record Date and Closing Stock Books. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than fifty (50) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders who are such of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, not-withstanding any transfer of any shares on the books of the corporation after the record date.

The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of a period not more than fifty (50) days prior to the date of a shareholders’ meeting, the date when the right to any dividend, distribution, or allotment of rights, vests, or the effective date of any change, conversion or exchange of shares.

Section 2.  Inspection of Corporate Records. The share register or duplicate share register, the books of account, and minutes of proceedings of the shareholders, the Board of Directors and of the executive committee shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a shareholder, or as the holder of such voting trust certificate, and shall be exhibited at any time when required by the demand at any shareholders’ meeting of ten percent (10%) of the shares represented at the meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders’ meeting shall be made in writing upon the President, Secretary or Assistant Secretary of the corporation.

Every Director shall have the right, at any reasonable time, to inspect the books, records, documents of every kind, and the physical properties of the corporation and of its subsidiary corporations, domestic pany, either domestic or foreign, as register of transfers, before issuance.

Section 4.  Transfer of Stock. The corporation shall recognize the right of the person registered on its books as owner of shares to receive dividends and to vote as such owner. Shares may be transferred on the books of the corporation only by the person named in the certificate as the owner thereof, or by his agent, attorney, or legal representative upon surrender to the Secretary of the corporation of a certificate, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. The Secretary shall thereupon cause a new certificate to be issued to the person entitled thereto and shall cancel the old certificate and record the transaction upon the books to the corporation.

Section 5.  Lost Certificates. New certificates for shares or other securities of the corporation may be issued for and in place of any such instrument theretofore issued which is alleged to have been lost or destroyed. The Directors may, in their discretion, require the owner of such lost or destroyed instrument, or his legal representative, to give the corporation a bond or other security in an adequate amount as indemnity against any claim that may be made against the corporation. A new instrument may be issued, however, without requiring any bond or other security when, in the judgment of the Directors, it is proper to do so.

Section 6.  Corporate Seal. A corporation seal shall be provided and adopted by the Board of Directors and shall contain the name of the corporation and such other wording as the Board may deem suitable or as may be required by law.

Section 7.  Contract, Etc; How Executed. The Board of Directors may authorize any officer of officers, agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount; except, however, the club membership secretary may execute the membership application agreements on behalf of the corporation.

All checks, drafts or other orders for payment, of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 8. Representation of Shares of Other Corporations. The President or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 9.  Inspection of Bylaws. The corporation shall keep in its principal office for the transaction of business the original or a copy of these bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

ARTICLE VI

Amendments

Section 1.  Power of Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders, except as otherwise provided by the Articles of Incorporation provided that the vote of written assent of shareholders holding more than seventy-five percent (75%) of the voting power of the corporation shall be required to reduce the authorized number of Directors.

Section 2.  Power of Directors. Subject to the right of shareholders to adopt, amend or repeal bylaws, bylaws other than a bylaw or amendment thereof changing the authorized number of Directors may be adopted amended or repealed by the Board of Directors at any regular or special meeting thereof.